Clinical Results on the use of Bacterin’s OsteoSponge® for Foot and Ankle Arthrodeses Procedures Published in Orthopedics Today

BELGRADE, Mont., March 20, 2014 /PRNewswire/ -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft materials and bioactive coatings for medical applications, announces that results utilizing OsteoSponge® bone graft for foot and ankle arthrodeses procedures has been published in the peer-reviewed journal Orthopedics. This is the second publication for Bacterin that highlights clinical outcomes of OsteoSponge® for foot and ankle fusion procedures.

The article reports a prospective analysis of 25 patients who underwent foot and ankle arthrodesis involving 45 total joints. Results indicated that 96% of patients showed radiographic fusion at 6 and 12 months (24/25 patients) postoperative assessment, with a 97.4% overall fusion rate (44 out of 45 joints fused). Pain was assessed pre and postoperatively via visual analog scale (VAS), with statistically significant improvements at 6 and 12 months relative to preoperative pain scores. Functional outcomes were significantly improved at 6 and 12 months compared with preoperative assessment according to American Orthopaedic Foot and Ankle Society (AOFAS) scores.

“Bacterin has made a commitment to patients, healthcare providers, and healthcare facilities alike to provide best-in-class products supported by proven clinical outcomes.” said Dr. Gregory Juda, Chief Scientific Officer for Bacterin. “We have spent a considerable amount of effort and resources supporting the clinical efficacy of our products through peer-reviewed publications in recent years and the results of this study further serve as testament to our role as a leader in the orthobiologic sector.”

The full article may be accessed using the link below or located in the March 2014 issue of Orthopedics. http://www.healio.com/~/media/Journals/ORTHO/2014/3_March/10_3928_01477447_20140225_54/10_3928_01477447_20140225_54.pdf

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Rich Cockrell

Rich.Cockrell@thecockrellgroup.com

NY 212.521.4138

ATL 404.942.3369

MBL 404.394.5304

cockrellgroup.com